                                                                 Exhibit 4.02(c)

                                                            LOAN NO. 2406499-001

                               SECURITY AGREEMENT


Debtor:

         Name:            FRANK'S NURSERY & CRAFTS, INC.,
                          a Michigan corporation
         Address:         6501 E. Nevada
                          Detroit, Michigan  48234

Secured Party:

         Name:            METLIFE CAPITAL FINANCIAL CORPORATION,
                          a Delaware corporation
         Address:         10900 N.E. 4th St., Suite 500
                          Bellevue, Washington 98004
                          Attention: Real Estate Department

         Debtor, for valuable consideration, hereby grants to Secured Party a security interest in the property listed on Exhibit B hereto, and any and all additions and substitutions thereto (the "Collateral") (i) to secure payment of the indebtedness evidenced by that certain promissory note of even date herewith, payable to the order of Secured Party, in the principal amount of SIX HUNDRED NINETY THOUSAND NO/100 DOLLARS ($690,000.00) (the "Note"), (ii) to secure all other obligations of Debtor arising under all documents securing or executed in connection with the Note, except any Certificate and Indemnity Agreement Regarding Hazardous Substances or Environmental Indemnity Agreement (the "Loan Documents"), and (iii) to secure the payment and performance by Debtor of the obligations of Debtor to Secured Party under the documents evidencing and/or securing the following loans by Secured Party to Debtor:

                   (i) MetLife Loan No. 2406499-002 in the original principal amount of $825,000.00;

                  (ii) MetLife Loan No. 2406499-003 in the original principal amount of $975,000.00;

                 (iii) MetLife Loan No. 2406499-004 in the original principal amount of $660,000.00;

                  (iv) MetLife Loan No. 2406499-005 in the original principal amount of $675,000.00;

                   (v) MetLife Loan No. 2406499-006 in the original principal amount of $1,125,000.00;

                  (vi) MetLife Loan No. 2406499-007 in the original principal amount of $937,000.00;

                 (vii) MetLife Loan No. 2406499-009 in the original principal amount of $1,125,000.00;

                (viii) MetLife Loan No. 2406499-010 in the original principal amount of $825,000.00;

                  (ix) MetLife Loan No. 2406499-011 in the original principal amount of $825,000.00;

                   (x) MetLife Loan No. 2406499-012 in the original principal amount of $1,200,000.00; and

                  (xi) MetLife Loan No. 2406499-013 in the original principal amount of $855,000.00.

         Debtor expressly warrants and covenants:

         1. Except for the security interest granted hereby, Debtor is, or to the extent that this Security Agreement states that the Collateral is to be acquired after the date hereof, will be, the owner of the Collateral free from any lien, security interest or encumbrance. Debtor shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

         2. The Collateral is used or bought primarily for use in the business of Debtor.

         3. Debtor's business address is as stated above. The Collateral is located at or on or is used or owned for or in connection with the real estate situated in Kane County, Illinois, and described on the attached Exhibit A herein incorporated by this reference (the "Property").

         4. Debtor shall notify Secured Party of any change in the location of the Collateral or any change in Debtor's principal place of business.

         5. Debtor shall pay all taxes and assessments of every nature which may be levied or assessed against the Collateral.

         6. Debtor shall not permit the Collateral to be attached or replevied. If any lien, security interest or other encumbrance is filed or placed against the Collateral (other than liens and security interests in favor of Secured Party), Debtor shall cause the same to be released and discharged within forty-five (45) days after the date such lien, security interest or other encumbrance is filed or placed against the Collateral.


                                      2


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         7.      The Collateral is in good condition and Debtor shall keep the
                 Collateral in good condition and from time to time, forthwith, replace and repair all such parts of the Collateral as may be broken, worn out, or damaged without allowing any lien to be created upon the Collateral on account of such replacement or repairs. Secured Party may examine and inspect the Collateral at any time, wherever located.

         8. Debtor will not use the Collateral in violation of any applicable statutes, regulations or ordinances.

         Until the occurrence of any Event of Default, Debtor may have possession of the Collateral and use it in any lawful manner, and upon the occurrence of any Event of Default, Secured Party shall have the immediate right to the possession of the Collateral.

         Debtor shall be in default under this Security Agreement upon the happening of any of the following events (an "Event of Default"):

                 (a) the occurrence of an Event of Default as defined under the Note, any instrument securing the Note, including the Mortgage securing the Note (the "Mortgage"), any other Loan Document, or the Certificate and Indemnity Agreement Regarding Hazardous Substances or the Environmental Indemnity Agreement; or

                 (b) loss, theft, damage or destruction to or of any of the Collateral which shall materially and substantially diminish the aggregate value of the Collateral, the sale or encumbrance of any of the Collateral, or the making of any levy, seizure or attachment on or to the Collateral.

         Upon an Event of Default and at any time thereafter, Secured Party may declare the Note immediately due and payable and shall have the remedies of a secured party under the Articles of the Illinois Uniform Commercial Code (the "Code"). Secured Party may require Debtor to assemble the Collateral and deliver or make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties.

         Secured Party may require that the Collateral be sold at a public sale at the same time and place as the sale of the Property, or Secured Party may sell the Collateral at one or more other public or private sales in accordance with the Code. The Collateral shall not be required to be exhibited, presented or displayed at any sale. In the event that the Collateral is sold under the Mortgage, Secured Party hereby assigns its security interest in the Collateral to the trustee or Sheriff selling the Property under the Mortgage. Debtor agrees that a sale of the Collateral under the Mortgage and the notices required under the laws of Illinois for the sale of real property are commercially reasonable and adequate under the Code.

         Debtor agrees to pay to Secured Party in addition to the indebtedness secured hereby, all expenses of retaking, holding, preparing for sale and selling incurred by Secured Party in



                                      3
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connection with realization on the Collateral including reasonable attorneys'
fees and costs. In addition, in the event suit or action is instituted to enforce or interpret this Agreement (including without limitation efforts to modify or vacate any automatic stay or injunction), the prevailing party shall be entitled to recover all expenses reasonably incurred at, before or after trial and on appeal whether or not taxable as costs, or in any bankruptcy proceeding, including, without limitation, attorneys' fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

         No waiver by Secured Party of an Event of Default shall operate as a waiver of any other default or of the same default on a future occasion. The taking of this Security Agreement shall not waive or impair any other security said Secured Party may have or hereafter acquire for the payment of the Note nor shall the taking of any such additional security waive or impair this Security Agreement. Secured Party may resort to any security it may have in the order it may deem proper.

         All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns. All promises and duties of Debtor shall bind its successors and assigns.

         Any and all notices, elections, demands, or requests permitted or required to be made under this Security Agreement shall be in writing, signed by the party giving such notice, election, demand or request, and shall be delivered personally, by telegram, or sent by registered, certified, or Express United States mail, postage prepaid, or by Federal Express or similar service requiring a receipt, to the other party at the address set forth above or to such other party and at such other address within the United States of America as any party may designate as provided herein. The date of receipt of such notice, election, demand or request shall be the earliest of (i) the date of actual receipt, (ii) three (3) days after the date of mailing by registered or certified mail, (iii) one (1) day after the date of mailing by Express Mail, or the delivery (for redelivery) to Federal Express or another similar service requiring a receipt, or (iv) the date of personal delivery (or refusal upon presentation for delivery).

         This Security Agreement shall be governed and construed in accordance with the laws of the State of Illinois.

         This Security Agreement is dated as of August 31, 1995.

                                   DEBTOR:

                                   FRANK'S NURSERY & CRAFTS, INC.,
                                   a Michigan corporation


                                   By: Robert M. Lovejoy,
                                       ------------------------------
                                       Robert M. Lovejoy,
                                       Vice President


                                      4

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File No. 95K0361 Page 2

                                   EXHIBIT A


Parcel One:

Lot One in St. Charles Commercial Center Unit No. One pursuant to Plat of Subdivision recorded in the Recorder's Office of Kane County, Illinois on August 17, 1982 as Document No. 1614147, also legally described as follows:
That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of Third Principal Meridian described as follows: Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 210.0 feet for a point of beginning; thence continuing Northeasterly along the prolongation of the last described course
450.0 feet; thence Southeasterly at right angles to the last described course
310.0 feet; thence Southwesterly at right angles to the last described course
450.0 feet; thence Northwesterly at right angles to the last described course
310.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

Parcel Two:

Easement for ingress and egress as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian, described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 210.0 feet for a point of beginning; thence continuing Northeasterly along the prolongation of the last described course 18.0 feet; thence Southeasterly at right angles to the last described course 457.0 feet; thence Southwesterly at right angles to the last described course 18.0 feet; thence Northwesterly at right angles to the last described course 457.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

Parcel Three:

Easement for ingress and egress as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 210.0 feet for a point of beginning; thence Southwesterly along the last described course 18.0 feet; thence Southeasterly at right angles to the last described course 457.0 feet; thence Northeasterly at right angles to the last described course 18.0 feet; thence Northwesterly at right angles to the last described course 457.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

Parcel Four:

Easement for ingress and egress as contained in Construction and Maintenance Agreement as Document 1614587, dated July 28, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows: Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet for a point of beginning; thence Northeasterly at right angles to the last described course 660.0 feet; thence Northwesterly at right angles to the last described course 50.0 feet; thence Southwesterly at right angles to the last described course 660.0 feet to said Northeasterly line; thence Southeasterly along said Northeasterly line 50.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

File No. 95K0361 Page 3

Parcel Five:

Easement for ingress and egress as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 192.0 feet; thence Southeasterly at right angles to the last described course 196.0 feet for a point of beginning; thence continuing Southeasterly along the prolongation of the last described course 28.0 feet; thence Southwesterly at right angles to the last described course 28.0 feet; thence Southwesterly at right angles to the last described course to said Northeasterly line; thence Northwesterly along said Northeasterly line to a line drawn parallel with the last described course from the point of beginning; thence Northeasterly to the point of beginning in the City of St. Charles, Kane County, Illinois.

Parcel Six:

Easement for ingress and egress as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 192.0 feet; thence Southeasterly at right angles to the last described course 409.0 feet for a point of beginning; thence continuing Southeasterly along the prolongation of the last described course 28.0 feet; thence Southwesterly at right angles to the last described course 202.80 feet to said Northeasterly line; thence Northwesterly along said Northeasterly line 28.08 feet to a line drawn parallel with the last described course from the point of beginning; thence Northeasterly 200.63 feet to the point of beginning in the City of St.
Charles, Kane County, Illinois.

Parcel Seven:

Easement for ingress and egress truncations, Westerly as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of
Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows: Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course
192.0 feet; thence Southeasterly at right angles to the last described course
176.0 feet for a point of beginning; thence continuing Southeasterly along the prolongation of the last described course 20.0 feet; thence Southwesterly at right angles to the last described course 20.0 feet; thence Northerly to the point of beginning and also that part of said Quarter described by commencing at the most Easterly corner of the aforesaid tract; thence Southeasterly along the Northeasterly line extended Southeasterly of said tract 48.0 feet for a point of beginning; thence Northwesterly along the last described course 20.0 feet; thence Southwesterly at right angles to the last described course 20.0 feet; thence Easterly to the point of beginning, all in the City of St. Charles, Kane County, Illinois.

File No. 95K0361 Page 4

Parcel Eight:

Easement for ingress and egress truncations, Easterly as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of
Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows: Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course
192.0 feet; thence Southeasterly at right angles to the last described course
389.0 feet for a point of beginning; thence continuing Southeasterly along the prolongation of the last described course 20.0 feet; thence Southwesterly at right angles to the last described course 20.0 feet; thence Northerly to the point of beginning and also that part of said Quarter described by commencing at the most Easterly corner of the aforesaid tract; thence Southeasterly along the Northeasterly line extended Southeasterly of said tract 48.0 feet for a point of beginning; thence Northwesterly along the last described course 20.0 feet; thence Southwesterly at right angles to the last described course 20.0 feet; thence Easterly to the point of beginning, all in the City of St. Charles, Kane County, Illinois.


Parcel Nine:

Easement for sign purposes as contained in Construction and Maintenance Agreement as Document 1614587, dated July 28, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows: Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet for a point of beginning; thence Northeasterly at right angles to the last described course 30.0 feet; thence Southeasterly at right angles to the last described course 20.0 feet; thence Southwesterly at right angles to the last described course 30.0 feet to said Northeasterly line; thence Northwesterly along said Northeasterly line 20.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

Parcel Ten:

Easement for detention basin purposes as contained in Declaration of Easements as Document 1614585, dated
July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of
Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southwesterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 210.0 feet; thence continuing Northeasterly along the prolongation of the last described course
450.0 feet; thence Southeasterly at right angles to the last described course
310.0 feet; thence Southwesterly at right angles to the last described course
265.64 feet for a point of beginning; thence Northeasterly along the last described course 265.64 feet; thence Northwesterly at right angles to the last described course 100.0 feet; thence Northeasterly at right angles to the last described course 124.0 feet; thence Easterly along a line forming an angle of 126 degrees 50 minutes 43 seconds with the last described course (measured counter-clockwise therefrom) 209.44 feet to the West line of Fourteenth Street South; thence Southerly along said West line 511.94 feet; thence Westerly at right angles to the last described course 155.76 feet; thence Northwesterly along a line forming an angle of 147 degrees 24 minutes 40 seconds with the last described course (measured counter-clockwise therefrom) 212.11 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

File No. 95K0361 Page 5

Parcel Eleven:

Easement for storm sewer purposes as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 228.0 feet; thence Southeasterly at right angles to the last described course 320.0 feet for a point of beginning; thence Northwesterly along the last described course 10.0 feet; thence Northeasterly at right angles to the last described course 166.36 feet; thence Easterly along a line forming an angle of 70 degrees 00 minutes with the prolongation of the last described course (measured clockwise therefrom) 10.64 feet to a line drawn parallel with the last described course from the point of beginning; thence Southwesterly along said parallel line
170.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.


Parcel Twelve:

Easement for utility purposes as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1455.0 feet; thence Northeasterly at right angles to the last described course 228.0 feet for point of beginning; thence continuing Northeasterly along the prolongation of the last described course 10.0 feet; thence Southeasterly at right angles to the last described course 442.0 feet; thence Southwesterly at right angles to the last described course 10.0 feet; thence Northwesterly at right angles to the last described course 443.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

Parcel Thirteen:

Easement for utility purposes as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 182.0 feet for a point of beginning; thence continuing Northeasterly along the prolongation of the last described course 10.0 feet; thence Southeasterly at right angles to the last described course 457.0 feet; thence Southwesterly at right angles to the last described course 10.0 feet; thence Northwesterly at right angles to the last described course 457.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

File No. 95K0361 Page 6

Parcel Fourteen:

Easement for utility purposes as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 182.0 feet; thence Southeasterly at right angles to the last described course 305.0 feet for a point of beginning; thence continuing Southeasterly along the prolongation of the last described course 10.0 feet; thence Southwesterly at right angles to the last described course 185.13 feet to said Northeasterly line; thence Northwesterly along said Northeasterly line 10.01 feet to a line drawn parallel with the last described course from the point of beginning; thence Northeasterly 184.70 feet to the point of beginning in the City of St.
Charles, Kane County, Illinois.

Parcel Fifteen:

Easement for utility purposes as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet for a point of beginning; thence Northeasterly at right angles to the last described course
660.0 feet; thence Southeasterly at right angles to the last described course
15.0 feet; thence Southwesterly at right angles to the last described course
660.0 feet to said Northeasterly line; thence Northwesterly along said Northeasterly line 15.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

Parcel Sixteen:

Easement for utility purposes as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1455.0 feet; thence Northeasterly at right angles to the last described course 238.0 feet; thence Southeasterly at right angles to the last described course 442.0 feet for a point of beginning; thence Southwesterly at right angles to the last described course 56.0 feet; thence Southeasterly at right angles to the last described course 91.24 feet; thence Easterly along a line forming an angle of 147 degrees 24 minutes 40 seconds with the last described course (measured clockwise therefrom) 248.12 feet to the West line of Fourteenth Street South; thence Northerly along said West line at right angles to the last described course
56.0 feet; thence Westerly at right angles to the last described course 231.75 feet; thence Northwesterly along a line forming angle of 147 degrees 24 minutes 40 seconds with the last described course (measured counter-clockwise therefrom) 74.87 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

File No. 95K0361 Page 7

Parcel Seventeen:

Easement for utility purposes as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southwest corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 660.0 feet; thence Southeasterly at right angles to the last described course 210.0 feet; thence Northeasterly at right angles to the last described course 124.0 feet; thence Westerly along a line forming an angle of 126 degrees 50 minutes 43 seconds with the prolongation of the last described course (measured counter-clockwise therefrom) 108.43 feet for a point of beginning; thence Easterly along the last described course and said course extended 317.87 feet to the West line of Fourteenth Street South; thence Northerly along said West line 20.06 feet; thence Westerly parallel with penultimate described course 314.80 feet; thence Westerly along a line forming an angle of 154 degrees 19 minutes 43 seconds with the last described course (measured counter-clockwise therefrom) 67.49 feet; thence Northwesterly along a line forming an angle of 168 degrees 49 minutes 34 seconds with the last described course (measured counter-clockwise
therefrom) 48.67    feet; thence Southwesterly at right angles to the last
described course 30.0 feet; thence Southeasterly 125.61 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

Parcel Eighteen:

Easement for utility purposes as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles, Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 660.0 feet; thence Southeasterly at right angles to the last described course 210.0 feet; thence Northeasterly at right angles to the last described course 124.0 feet; thence Westerly along a line forming an angle of 126 degrees 50 minutes 43 seconds with the prolongation of the last described course (measured counter-clockwise therefrom) 103.40 feet for a point of beginning; thence continuing Westerly along the prolongation of the last described course 5.03 feet; thence Northwesterly along a line forming an angle of 154 degrees 19 minutes 43 seconds with the last described course (measured counter-clockwise therefrom)
16.28 feet; thence Southwesterly along a line forming an angle of 101 degrees 10 minutes 26 seconds with the last described course (measured clockwise therefrom) 55.82 feet; thence Southeasterly at right angles to the last described course 20.0 feet; thence Northeasterly at right angles to the last described course 62.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

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                                   EXHIBIT B



         a. All buildings, structures, improvements, parking areas, landscaping, equipment, fixtures and articles of property now or hereafter erected on, attached to, or used or adapted for use in the operation of the real property described on Exhibit A attached to the Security Agreement which this Exhibit B is attached (the "Premises"); including but without being limited to, all heating, air conditioning and incinerating apparatus and equipment; all boilers, engines, motors, dynamos, generating equipment, piping and plumbing fixtures, water heaters, ranges, cooking apparatus and mechanical kitchen equipment, refrigerators, freezers, cooling, ventilating, sprinkling and vacuum cleaning systems, fire extinguishing apparatus, gas and electric fixtures, carpeting, floor coverings, underpadding, elevators, escalators, partitions, mantels, built-in mirrors, window shades, blinds, draperies, screens, storm sash, awnings, signs, furnishings of public spaces, halls and lobbies, and shrubbery and plants, and including also all interest of any owner of the Premises in any of such items hereafter at any time acquired under conditional sale contract, chattel mortgage or other title retaining or security instrument, all of which property mentioned in this clause (a) shall be deemed part of the realty constituting the Premises and not severable wholly or in part without material injury to the freehold of the Premises (all of the foregoing together with replacements and additions thereto are referred to herein as "Improvements"); and

         b. All compensation, awards, damages, rights of action and proceeds, including interest thereon and/or the proceeds of any policies of insurance therefor, arising out of or relating to a (i) taking or damaging of the Premises or Improvements thereon by reason of any public or private improvement, condemnation proceeding (including change of grade), sale or transfer in lieu of condemnation, or fire, earthquake or other casualty, or
(ii) any injury to or decrease in the value of the Premises or the Improvements for any reason whatsoever;

         c. Return premiums or other payments upon any insurance any time provided for the benefit of or naming Secured Party, and refunds or rebates of taxes or assessments on the Premises;

         d. All the right, title and interest of Debtor in, to and under all written and oral leases and rental agreements (including extensions, renewals and subleases; all of the foregoing shall be referred to collectively herein as the "Leases") now or hereafter affecting the Premises including, without limitation, all rents, issues, profits and other revenues and income therefrom and from the renting, leasing or bailment of Improvements and equipment, all guaranties of tenants' performance under the Leases, and all rights and claims of any kind that Debtor may have against any tenant under the Leases or in connection with the termination or rejection of the Leases in a bankruptcy or insolvency proceeding; and the leasehold estate in the event this Instrument is on a leasehold;

         e. Plans, specifications, contracts and agreements relating to the design or construction of the Improvements; Debtor's rights under any payment, performance, or other bond in connection with the design or construction of the Improvements; all landscaping and construction materials, supplies, and equipment used or to be used or consumed in connection with construction of the Improvements, whether stored on the Premises or at some other location; and contracts, agreements, and purchase orders with contractors, subcontractors, suppliers, and materialmen incidental to the design or construction of the Improvements;

         f. All contracts, accounts, rights, claims or causes of action pertaining to or affecting the Premises or the Improvements, including, without limitation, all options or contracts to acquire other property for use in connection with operation or development of the Premises or Improvements, management contracts, service or supply contracts, deposits, bank accounts, general intangibles (including without limitation trademarks, trade names and symbols), permits, licenses, franchises and certificates, and all commitments or agreements, now or hereafter in existence, intended by the obligor thereof to provide Debtor with proceeds to satisfy the loan evidenced hereby or improve the Premises or Improvements, and the right to receive all proceeds due under such commitments or agreements including refundable deposits and fees;

         g. All books, records, surveys, reports and other documents related to the Premises, the Improvements, the Leases, or other items of collateral described herein; and

         h. All additions, accessions, replacements, substitutions, proceeds and products of the real and personal property, tangible and intangible, described herein.

         All of the foregoing described collateral is exclusive of any furniture, furnishings or trade fixtures owned and supplied by tenants of the Premises.